UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 2, 2014

Lehigh Gas Partners LP
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-41165414
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

645 Hamilton Street, Suite 500, Allentown, Pennsylvania		18101
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	6106258027

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 2, 2014, we entered into an amendment (the "Amendment") to our existing Third Amended and Restated Credit Agreement dated as March 4, 2014 (the "Agreement"). The material terms and conditions of the Agreement remain substantially the same except as set forth below.

We continue to be required to comply with certain financial covenants under the Agreement. The Amendment modified the covenant for the Total Leverage Ratio (as defined in the Agreement). Under the Amendment, the Total Leverage Ratio shall be less than or equal to 5.50 : 1.00 for the period of April 1, 2014, through September 30, 2014; and 5.00 : 1.00 for the period of October 1, 2014, through December 31, 2014, and 4:50 : 1.00 for periods thereafter, except for periods following a Material Acquisition (as defined in the Agreement). Previously, we were required to maintain a Total Leverage Ratio of 5.00: 1.00 for periods through December 31, 2014, and 4.50 : 1:00 thereafter. However, if an offering of Equity Interests (as defined in the Agreement) in the Partnership occurs after July 2, 2014, but prior to December 31, 2014, the Total Leverage Ratio shall not exceed 4.50 : 1.00 for the fiscal quarter ending December 31, 2014; and the Total Leverage Ratio shall not exceed 5.00:1.00 for the two full fiscal quarters proceeding the closing of a Material Acquisition or upon the issuance of Qualified Senior Notes (as defined in the Agreement) in the aggregate principal amount of $175,000,000 or greater.

Certain of the lenders, agents and other parties to the Agreement and their affiliates have in the past provided lending, commercial banking, underwriting, investment banking, or other advisory services to us and our subsidiaries for which they have received customary compensation.

The description of the Amendment contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the full text of the Amendment attached as Exhibit 10.1 hereto, which is incorporated by reference into this Item 1.01. The registrant has omitted schedules, exhibits and similar attachments to the Amendment pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule, exhibit or similar attachment to the SEC upon request.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The response to Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit
No. Description

10.1 Amendment No. 1 to the Third Amended and Restated Credit Agreement dated as July 2, 2014, by and among the Partnership, the Guarantors, each lender from time to time party thereto (the "Lenders"), and Citizens Bank of Pennsylvania, as Administrative Agent for the Lenders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lehigh Gas Partners LP

July 3, 2014	By:	Frank M. Macerato

Name: Frank M. Macerato
Title: General Counsel, Secretary and Chief Compliance Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to the Third Amended and Restated Credit Agreement dated as July 2, 2014, by and among the Partnership, the Guarantors, each lender from time to time party thereto (the "Lenders"), and Citizens Bank of Pennsylvania, as Administrative Agent for the Lenders.